Exhibit 99.2

FIRST QUARTER 2025

Supplemental Financial Reporting Package

Rexford Industrial

1901

1901 VIA BURTON | NORTH ORANGE COUNTY

Rexford Industrial Realty, Inc.
NYSE: REXR
11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025
310.966.1680

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

First Quarter 2025 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team

Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Operating Officer
Michael Fitzmaurice	Chief Financial Officer
David E. Lanzer	General Counsel and Corporate Secretary

Board of Directors

Richard Ziman	Chairman
Tyler H. Rose	Lead Independent Director
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director

Investor Relations Information

Mikayla Lynch
Director, Investor Relations and Capital Markets
mlynch@rexfordindustrial.com

Equity Research Coverage

BofA Securities	Jeffrey Spector	(646) 855-1363	J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Barclays	Brendan Lynch	(212) 526-9428	Jefferies LLC	Jonathan Petersen	(212) 284-1705
BMO Capital Markets	John Kim	(212) 885-4115	Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
BNP Paribas Exane	Nate Crossett	(646) 342-1588	Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Citigroup Investment Research	Craig Mailman	(212) 816-4471	Scotiabank	Greg McGinniss	(212) 225-6906
Colliers Securities	Barry Oxford	(203) 961-6573	Truist Securities	Anthony Hau	(212) 303-4176
Deutsche Bank	Omotayo Okusanya	(212) 250-9284	Wedbush Securities	Richard Anderson	(212) 931-7001
Evercore ISI	Steve Sakwa	(212) 446-9462	Wells Fargo Securities	Blaine Heck	(443) 263-6529
Green Street Advisors	Vince Tibone	(949) 640-8780	Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

First Quarter 2025 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended March 31, 2025

Total # of Properties	424
Total Rentable Square Feet	50,952,137
Total Portfolio Occupancy	89.6%
Same Property Portfolio Occupancy	95.7%
Consolidated Portfolio NOI Growth	18.4%
Same Property Portfolio NOI Growth	0.7%
Same Property Portfolio Cash NOI Growth	5.0%
Core FFO Growth	14.1%
Core FFO/Share Growth	6.9%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Total Combined Market Capitalization	22.8%
Net Debt to Adjusted EBITDAre	3.9x

First Quarter 2025 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
18% Year-over-Year Growth
$200
$150
$100
$50
$0
$163.5
$181.1
$183.5
$183.7
$193.6
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Adjusted EBITDAre
11% Year-over-Year Growth
$200
$150
$100
$50
$0
$167.2
$178.1
$175.9
$179.3
$184.9
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Company Share of Core FFO
14% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$123.5
$129.6
$130.0
$128.6
$141.0
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Adjusted Funds From Operations (AFFO)
19% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$105.1
$109.1
$108.7
$108.7
$125.1
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

First Quarter 2025 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data.(1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Financial Results:
Total rental income	$248,821	$239,737	$238,396	$232,973	$210,990
Net income	$74,048	$64,910	$70,722	$86,017	$64,277
Net Operating Income (NOI)	$193,560	$183,731	$183,529	$181,068	$163,508
Company share of Core FFO	$141,023	$128,562	$130,011	$129,575	$123,547
Company share of Core FFO per common share - diluted	$0.62	$0.58	$0.59	$0.60	$0.58
Adjusted EBITDAre	$184,859	$179,347	$175,929	$178,106	$167,207
Dividend declared per common share	$0.4300	$0.4175	$0.4175	$0.4175	$0.4175
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	50,952,137	50,788,225	50,067,981	49,710,628	49,162,216
Ending occupancy	89.6%	91.3%	93.0%	93.7%	92.8%
Ending occupancy excluding repositioning/redevelopment(2)	95.1%	96.0%	97.6%	97.9%	96.9%
Net Effective Rent Change(3)	23.8%	55.4%	39.2%	67.7%	53.0%
Cash Rent Change(3)	14.7%	41.0%	26.7%	49.0%	33.6%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(4)	95.7%	96.3%	96.8%	97.4%	96.6%
Same Property Portfolio NOI growth(5)	0.7%
Same Property Portfolio Cash NOI growth(5)	5.0%
Capitalization:
Total shares and units issued and outstanding at period end(6)	244,310,773	233,295,793	227,278,210	225,623,274	224,992,152
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$173,250	$213,956	$213,956	$214,000	$241,031
Total equity market capitalization	$9,738,017	$9,233,171	$11,648,323	$10,274,542	$11,558,136
Total consolidated debt	$3,379,383	$3,379,622	$3,386,273	$3,386,559	$3,389,088
Total combined market capitalization (net debt plus equity)	$12,612,821	$12,556,822	$14,972,760	$13,535,391	$14,610,264
Ratios:
Net debt to total combined market capitalization	22.8%	26.5%	22.2%	24.1%	20.9%
Net debt to Adjusted EBITDAre (quarterly results annualized)	3.9x	4.6x	4.7x	4.6x	4.6x
(1)For definition/discussion of non-GAAP financial measures & reconciliations to their nearest GAAP equivalents, see definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Ending occupancy excluding repositioning/redevelopment excludes “Other Repositioning” projects as well as those listed individually on pages 26-30.
(3)Rent Change for the three months ended March 31, 2024 excludes the 1.1 million SF lease extension with Tireco, Inc. at 10545 Production Ave. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During Q1-24, the lease was extended through January 2027 at the then current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to make investment decisions based on our quarterly leasing statistics as compared to our prior periods.
(4)Reflects the ending occupancy for the 2025 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 36.
(5)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(6)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 8,700,301 (Mar 31, 2025), 8,426,905 (Dec 31, 2024), 8,175,868 (Sep 30, 2024), 8,218,426 (Jun 30, 2024) and 7,609,215 (Mar 31, 2024). Excludes the following # of shares of unvested restricted stock: 560,382 (Mar 31, 2025), 416,123 (Dec 31, 2024), 405,003 (Sep 30, 2024), 435,225 (Jun 30, 2024) and 439,119 (Mar 31, 2024). Excludes unvested LTIP units and unvested performance units.

First Quarter 2025 Supplemental Financial Reporting Package	Page 6

Guidance.
As of March 31, 2025
2025 OUTLOOK*

METRIC	Q1-2025 UPDATED GUIDANCE	INITIAL 2025 GUIDANCE	YTD RESULTS AS OF MARCH 31, 2025
Net Income Attributable to Common Stockholders per diluted share (1)(2)	$1.31 - $1.35	$1.21 - $1.25	$0.30
Company share of Core FFO per diluted share (1)(2)	$2.37 - $2.41	$2.37 - $2.41	$0.62
Same Property Portfolio NOI Growth - GAAP (3)	0.75% - 1.25%	0.75% - 1.25%	0.7%
Same Property Portfolio NOI Growth - Cash (3)	2.25% - 2.75%	2.25% - 2.75%	5.0%
Average Same Property Portfolio Occupancy (Full Year) (3)(4)	95.5% - 96.0%	95.5% - 96.0%	95.9%
Net General and Administrative Expenses (5)	+/- $82.0M	+/- $82.0M	$19.9M
Net Interest Expense	+/- $109.5M	$110.5M - $111.5M	$27.3M

(1)Our 2025 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of April 16, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)See page 37 for a reconciliation of the Company’s 2025 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2025 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through April 16, 2025, and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 (as separately listed on pages 26-30) and select buildings in “Other Repositioning.” As of March 31, 2025, our 2025 Same Property Portfolio consisted of buildings aggregating 38.4 million rentable square feet at 292 of our properties, representing 77% of total portfolio NOI.
(4)Calculated by averaging the occupancy rate at the end of each month during the year-to-date period and December 2024.
(5)Our Net 2025 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $37.3 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

First Quarter 2025 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of March 31, 2025

2025 Guidance Rollforward (1)

Earnings Components	Range ($ per share)		Notes
2025 Core FFO Per Diluted Share Guidance (Previous)	$2.37	$2.41	Initial 2025 Guidance
Same Property Portfolio NOI Growth	—	—	FY 2025 SP NOI Growth (GAAP) Guidance range of 0.75% - 1.25%
YTD Closed Dispositions	(0.01)	(0.01)	NOI related to $103M of dispositions closed since prior guidance
Net General & Administrative Expenses	—	—	FY 2025 Guidance range of +/- $82.0M
Net Interest Expense	0.01	0.01	FY 2025 Guidance range of +/- $109.5M
2025 Core FFO Per Diluted Share Guidance (Updated)	$2.37	$2.41
Core FFO Per Diluted Share Annual Growth	1%	3%

(1)2025 Guidance and Guidance Rollforward represent the in-place portfolio as of April 16, 2025, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed unless otherwise noted.

First Quarter 2025 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
ASSETS
Land	$7,797,744	$7,822,290	$7,703,232	$7,650,740	$7,568,720
Buildings and improvements	4,573,881	4,611,987	4,416,032	4,330,709	4,260,512
Tenant improvements	181,632	188,217	181,785	178,832	172,707
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	386,719	333,690	370,431	343,275	258,413
Total real estate held for investment	12,940,108	12,956,316	12,671,612	12,503,688	12,260,484
Accumulated depreciation	(1,021,151)	(977,133)	(925,373)	(874,413)	(827,576)
Investments in real estate, net	11,918,957	11,979,183	11,746,239	11,629,275	11,432,908
Cash and cash equivalents	504,579	55,971	61,836	125,710	336,960
Restricted cash	50,105	—	—	—	—
Loan receivable, net	123,359	123,244	123,129	123,014	122,899
Rents and other receivables, net	17,622	15,772	17,315	17,685	17,896
Deferred rent receivable, net	166,893	161,693	151,637	140,196	130,694
Deferred leasing costs, net	70,404	67,827	69,152	68,161	61,017
Deferred loan costs, net	1,642	1,999	2,356	2,713	3,069
Acquired lease intangible assets, net(1)	182,444	201,467	205,510	220,021	223,698
Acquired indefinite-lived intangible asset	5,156	5,156	5,156	5,156	5,156
Interest rate swap assets	5,580	8,942	3,880	16,510	16,737
Other assets	20,730	26,964	34,092	18,501	22,114
Acquisition related deposits	—	—	—	1,250	7,975
Assets associated with real estate held for sale, net(2)	18,386	—	—	—	—
Total Assets	$13,085,857	$12,648,218	$12,420,302	$12,368,192	$12,381,123
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,348,060	$3,345,962	$3,350,190	$3,348,697	$3,349,120
Interest rate swap liability	—	—	295	—	—
Accounts payable, accrued expenses and other liabilities	141,999	149,707	169,084	153,993	148,920
Dividends and distributions payable	105,285	97,823	95,288	94,582	94,356
Acquired lease intangible liabilities, net(3)	136,661	147,473	155,328	163,109	171,687
Tenant security deposits	90,050	90,698	91,983	91,162	91,034
Tenant prepaid rents	88,822	90,576	93,218	101,473	110,727
Liabilities associated with real estate held for sale(2)	234	—	—	—	—
Total Liabilities	3,911,111	3,922,239	3,955,386	3,953,016	3,965,844
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,362	2,253	2,195	2,178	2,178
Additional paid in capital	9,116,069	8,601,276	8,318,979	8,235,484	8,233,127
Cumulative distributions in excess of earnings	(474,550)	(441,881)	(407,695)	(381,507)	(370,720)
Accumulated other comprehensive income (loss)	3,582	6,746	1,474	13,834	13,922
Total stockholders’ equity	8,803,139	8,324,070	8,070,629	8,025,665	8,034,183
Noncontrolling interests	371,607	401,909	394,287	389,511	381,096
Total Equity	9,174,746	8,725,979	8,464,916	8,415,176	8,415,279
Total Liabilities and Equity	$13,085,857	$12,648,218	$12,420,302	$12,368,192	$12,381,123
(1)Includes net above-market tenant lease intangibles of $27,043 (Mar 31, 2025), $29,530 (Dec 31, 2024), $30,435 (Sep 30, 2024), $32,936 (Jun 30, 2024) and $32,446 (Mar 31, 2024), and a net below-market ground lease intangible of $12,477 (Mar 31, 2025), $12,518 (Dec 31, 2024), $12,559 (Sep 30, 2024), $12,600 (Jun 30, 2024) and $12,641 (Mar 31, 2024).
(2)At March 31, 2025, our property located at 20 Icon was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

First Quarter 2025 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Revenues
Rental income(1)	$248,821	$239,737	$238,396	$232,973	$210,990
Management and leasing services	142	167	156	156	132
Interest income	3,324	2,991	3,291	4,444	2,974
Total Revenues	252,287	242,895	241,843	237,573	214,096
Operating Expenses
Property expenses	55,261	56,006	54,867	51,905	47,482
General and administrative	19,868	21,940	20,926	19,307	19,980
Depreciation and amortization	86,740	71,832	69,241	67,896	66,278
Total Operating Expenses	161,869	149,778	145,034	139,108	133,740
Other Expenses
Other expenses	2,239	34	492	304	1,408
Interest expense	27,288	28,173	27,340	28,412	14,671
Total Expenses	191,396	177,985	172,866	167,824	149,819
Gains on sale of real estate	13,157	—	1,745	16,268	—
Net Income	74,048	64,910	70,722	86,017	64,277
Less: net income attributable to noncontrolling interests	(2,849)	(2,725)	(2,952)	(3,541)	(2,906)
Net income attributable to Rexford Industrial Realty, Inc.	71,199	62,185	67,770	82,476	61,371
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: earnings allocated to participating securities	(539)	(457)	(395)	(409)	(418)
Net income attributable to common stockholders	$68,346	$59,413	$65,061	$79,752	$58,639

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.30	$0.27	$0.30	$0.37	$0.27
Net income attributable to common stockholders per share - diluted	$0.30	$0.27	$0.30	$0.37	$0.27

Weighted average shares outstanding - basic	227,395,984	222,516,006	218,759,979	217,388,908	214,401,661
Weighted average shares outstanding - diluted	227,395,984	222,856,120	219,133,037	217,388,908	214,437,913
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 36 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

First Quarter 2025 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Rental income	$248,821	$210,990
Management and leasing services	142	132
Interest income	3,324	2,974
Total Revenues	252,287	214,096
Operating Expenses
Property expenses	55,261	47,482
General and administrative	19,868	19,980
Depreciation and amortization	86,740	66,278
Total Operating Expenses	161,869	133,740
Other Expenses
Other expenses	2,239	1,408
Interest expense	27,288	14,671
Total Expenses	191,396	149,819
Gains on sale of real estate	13,157	—
Net Income	74,048	64,277
Less: net income attributable to noncontrolling interests	(2,849)	(2,906)
Net income attributable to Rexford Industrial Realty, Inc.	71,199	61,371
Less: preferred stock dividends	(2,314)	(2,314)
Less: earnings allocated to participating securities	(539)	(418)
Net income attributable to common stockholders	$68,346	$58,639

Net income attributable to common stockholders per share – basic	$0.30	$0.27
Net income attributable to common stockholders per share – diluted	$0.30	$0.27

Weighted-average shares of common stock outstanding – basic	227,395,984	214,401,661
Weighted-average shares of common stock outstanding – diluted	227,395,984	214,437,913

First Quarter 2025 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net Income	$74,048	$64,910	$70,722	$86,017	$64,277
Adjustments:
Depreciation and amortization	86,740	71,832	69,241	67,896	66,278
Gains on sale of real estate	(13,157)	—	(1,745)	(16,268)	—
NAREIT Defined Funds From Operations (FFO)	147,631	136,742	138,218	137,645	130,555
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: FFO attributable to noncontrolling interests(2)	(5,394)	(5,283)	(5,389)	(5,410)	(5,188)
Less: FFO attributable to participating securities(3)	(750)	(624)	(566)	(582)	(570)
Company share of FFO	$139,173	$128,520	$129,949	$129,338	$122,483

Company share of FFO per common share‐basic	$0.61	$0.58	$0.59	$0.59	$0.57
Company share of FFO per common share‐diluted	$0.61	$0.58	$0.59	$0.59	$0.57

FFO	$147,631	$136,742	$138,218	$137,645	$130,555
Adjustments:
Acquisition expenses	79	9	6	58	50
Amortization of loss on termination of interest rate swaps	—	34	59	59	59
Non-capitalizable demolition costs	365	—	—	129	998
Severance costs associated with workforce reduction(4)	1,483	—	—	—	—
Core FFO	149,558	136,785	138,283	137,891	131,662
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: Core FFO attributable to noncontrolling interests(2)	(5,461)	(5,284)	(5,391)	(5,418)	(5,226)
Less: Core FFO attributable to participating securities(3)	(760)	(624)	(567)	(583)	(575)
Company share of Core FFO	$141,023	$128,562	$130,011	$129,575	$123,547

Company share of Core FFO per common share‐basic	$0.62	$0.58	$0.59	$0.60	$0.58
Company share of Core FFO per common share‐diluted	$0.62	$0.58	$0.59	$0.60	$0.58

Weighted-average shares outstanding-basic	227,395,984	222,516,006	218,759,979	217,388,908	214,401,661
Weighted-average shares outstanding-diluted(5)	227,395,984	222,856,120	219,133,037	217,388,908	214,437,913
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, Series 2 and Series 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On April 10, 2024, we exercised our conversion right to convert all Series 1 CPOP units into OP units. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(5)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and shares issuable under forward equity sales agreements if the effect is dilutive for the reported period.

First Quarter 2025 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Net Income	$74,048	$64,277
Adjustments:
Depreciation and amortization	86,740	66,278
Gains on sale of real estate	(13,157)	—
Funds From Operations (FFO)	147,631	130,555
Less: preferred stock dividends	(2,314)	(2,314)
Less: FFO attributable to noncontrolling interests	(5,394)	(5,188)
Less: FFO attributable to participating securities	(750)	(570)
Company share of FFO	$139,173	$122,483

Company share of FFO per common share‐basic	$0.61	$0.57
Company share of FFO per common share‐diluted	$0.61	$0.57

FFO	$147,631	$130,555
Adjustments:
Acquisition expenses	79	50
Amortization of loss on termination of interest rate swaps	—	59
Non-capitalizable demolition costs	365	998
Severance costs associated with workforce reduction(2)	1,483	—
Core FFO	149,558	131,662
Less: preferred stock dividends	(2,314)	(2,314)
Less: Core FFO attributable to noncontrolling interests	(5,461)	(5,226)
Less: Core FFO attributable to participating securities	(760)	(575)
Company share of Core FFO	$141,023	$123,547

Company share of Core FFO per common share‐basic	$0.62	$0.58
Company share of Core FFO per common share‐diluted	$0.62	$0.58

Weighted-average shares outstanding-basic	227,395,984	214,401,661
Weighted-average shares outstanding-diluted	227,395,984	214,437,913
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.

First Quarter 2025 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Funds From Operations(2)	$147,631	$136,742	$138,218	$137,645	$130,555
Adjustments:
Amortization of deferred financing costs	1,134	1,246	1,252	1,266	1,011
Non-cash stock compensation	9,699	11,539	9,918	11,057	9,088
Amortization related to termination/settlement of interest rate derivatives	77	112	136	137	137
Note payable (discount) premium amortization, net	1,560	1,534	1,511	1,491	293
Non-capitalizable demolition costs	365	—	—	129	998
Severance costs associated with workforce reduction	1,483	—	—	—	—
Deduct:
Preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Straight line rental revenue adjustment(3)	(5,517)	(10,057)	(11,441)	(9,567)	(7,368)
Above/(below) market lease revenue adjustments	(9,186)	(6,159)	(6,635)	(7,268)	(7,591)
Capitalized payments(4)	(13,321)	(12,102)	(13,900)	(12,280)	(13,163)
Accretion of net loan origination fees	(115)	(115)	(115)	(115)	(115)
Recurring capital expenditures(5)	(1,311)	(7,882)	(5,254)	(3,502)	(2,990)
2nd generation tenant improvements(6)	(162)	(296)	(18)	(123)	(226)
2nd generation leasing commissions(7)	(4,879)	(3,520)	(2,660)	(7,436)	(3,231)
Adjusted Funds From Operations (AFFO)	$125,144	$108,727	$108,698	$109,119	$105,084

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $7,035, $8,504, $7,600, $4,586 and $3,886 for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
(4)Includes capitalized interest, taxes, insurance and construction-related compensation costs.
(5)Excludes nonrecurring capital expenditures of $43,361, $67,594, 94.436, 89,120 and $62,037 for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
(6)Excludes 1st generation tenant improvements of $798, $189, $470, $681 and $378 for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
(7)Excludes 1st generation leasing commissions of $3,058, $290, $2,776, $3,921 and $2,189 for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

First Quarter 2025 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDAre.(1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Rental income(2)(3)(4)	$248,821	$239,737	$238,396	$232,973	$210,990
Less: Property expenses	55,261	56,006	54,867	51,905	47,482
Net Operating Income (NOI)	$193,560	$183,731	$183,529	$181,068	$163,508
Above/(below) market lease revenue adjustments	(9,186)	(6,159)	(6,635)	(7,268)	(7,591)
Straight line rental revenue adjustment	(5,517)	(10,057)	(11,441)	(9,567)	(7,368)
Cash NOI	$178,857	$167,515	$165,453	$164,233	$148,549

EBITDAre and Adjusted EBITDAre

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Net income	$74,048	$64,910	$70,722	$86,017	$64,277
Interest expense	27,288	28,173	27,340	28,412	14,671
Depreciation and amortization	86,740	71,832	69,241	67,896	66,278
Gains on sale of real estate	(13,157)	—	(1,745)	(16,268)	—
EBITDAre	$174,919	$164,915	$165,558	$166,057	$145,226
Stock-based compensation amortization	9,699	11,539	9,918	11,057	9,088
Acquisition expenses	79	9	6	58	50
Pro forma effect of acquisitions(5)	—	2,884	426	1,058	12,843
Pro forma effect of dispositions(6)	162	—	21	(124)	—
Adjusted EBITDAre	$184,859	$179,347	$175,929	$178,106	$167,207
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(2,303), $(200), $(730), $(804) and $(1,721) for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively. The decrease for the three months ended March 31, 2024 is primarily isolated to a single tenant.
(4)Rental income includes net lease termination income (in thousands) of $8,935, $614, $0, $103, and $6 for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively. Amounts include lease termination fees and write-offs of straight-line rent and above/(below) market lease intangibles associated with lease terminations.
(5)Represents the estimated impact on Q4'24 EBITDAre of Q4'24 acquisitions as if they had been acquired on October 1, 2024, the impact on Q3'24 EBITDAre of Q3'24 acquisitions as if they had been acquired on July 1, 2024, the impact on Q2'24 EBITDAre of Q2'24 acquisitions as if they had been acquired on April 1, 2024 and the impact on Q1'24 EBITDAre of Q1'24 acquisitions as if they had been acquired on January 1, 2024. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we acquired these as of the beginning of each period.
(6)Represents the estimated impact on Q1'25 EBITDAre of Q1'25 dispositions as if they had been sold as of January 1, 2025, the impact on Q3'24 EBITDAre of Q3'24 dispositions as if they had been sold as of July 1, 2024 and the impact on Q2'24 EBITDAre of Q2'24 dispositions as if they had been sold as of April 1, 2024.

First Quarter 2025 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	292
Square Feet	38,380,256

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Rental income(2)(3)(4)	$190,259	$188,059	$2,200	1.2%
Property expenses	41,822	40,597	1,225	3.0%
Same Property Portfolio NOI	$148,437	$147,462	$975	0.7%	(4)
Straight-line rental revenue adjustment	(3,001)	(7,155)	4,154	(58.1)%
Above/(below) market lease revenue adjustments	(4,872)	(6,437)	1,565	(24.3)%
Same Property Portfolio Cash NOI	$140,564	$133,870	$6,694	5.0%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended March 31,
	2025	2024	Year-over-Year Change (basis points)	Three Months Ended December 31, 2024	Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	95.6%	97.2%	(160) bps	96.7%	(110) bps
Orange County	99.1%	99.6%	(50) bps	99.2%	(10) bps
Riverside / San Bernardino County	96.7%	94.8%	190 bps	96.7%	— bps
San Diego County	96.0%	98.2%	(220) bps	95.6%	40 bps
Ventura County	91.4%	96.2%	(480) bps	91.1%	30 bps
Quarterly Weighted Average Occupancy	95.9%	96.9%	(100) bps	96.5%	(60) bps
Ending Occupancy:	95.7%	96.6%	(90) bps	96.3%	(60) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See “Same Property Portfolio Rental Income” on page 36 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three months ended March 31, 2025 and 2024.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(2,307) thousand and $(1,404) thousand for the three months ended March 31, 2025 and 2024, respectively.
(4)Rental income includes lease termination fees of $20 thousand and $9 thousand for the three months ended March 31, 2025 and 2024, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 0.7% and Same Property Portfolio Cash NOI increased by approximately 5.0% during the three months ended March 31, 2025, compared to the three months ended March 31, 2024, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 1Q-2025 and December 2024 (for 1Q-2025), the end of each month in 1Q-2024 and December 2023 (for 1Q-2024) and the end of each month in 4Q-2024 and September 2024 (for 4Q-2024).

First Quarter 2025 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of March 31, 2025

Description	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Common shares outstanding(1)	235,610,472	224,868,888	219,102,342	217,404,848	217,382,937
Operating partnership units outstanding(2)	8,700,301	8,426,905	8,175,868	8,218,426	7,609,215
Total shares and units outstanding at period end	244,310,773	233,295,793	227,278,210	225,623,274	224,992,152
Share price at end of quarter	$39.15	$38.66	$50.31	$44.59	$50.30
Common Stock and Operating Partnership Units - Capitalization	$9,564,767	$9,019,215	$11,434,367	$10,060,542	$11,317,105
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	—	—	—	—	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	—	40,706	40,706	40,750	40,750
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$173,250	$213,956	$213,956	$214,000	$241,031
Total Equity Market Capitalization	$9,738,017	$9,233,171	$11,648,323	$10,274,542	$11,558,136

Total Debt	$3,379,383	$3,379,622	$3,386,273	$3,386,559	$3,389,088
Less: Cash and cash equivalents	(504,579)	(55,971)	(61,836)	(125,710)	(336,960)
Net Debt	$2,874,804	$3,323,651	$3,324,437	$3,260,849	$3,052,128
Total Combined Market Capitalization (Net Debt plus Equity)	$12,612,821	$12,556,822	$14,972,760	$13,535,391	$14,610,264
Net debt to total combined market capitalization	22.8%	26.5%	22.2%	24.1%	20.9%
Net debt to Adjusted EBITDAre (quarterly results annualized)(5)	3.9x	4.6x	4.7x	4.6x	4.6x
Net debt & preferred equity to Adjusted EBITDAre (quarterly results annualized)(5)	4.1x	4.9x	5.0x	4.9x	4.9x
(1)Excludes the following number of shares of unvested restricted stock: 560,382 (Mar 31, 2025), 416,123 (Dec 31, 2024), 405,003 (Sep 30, 2024), 435,225 (Jun 30, 2024) and 439,119 (Mar 31, 2024).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Mar 31, 2025, includes 1,260,083 vested LTIP Units & 1,262,969 vested performance units & excludes 463,555 unvested LTIP Units & 2,278,110 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit, 904,583 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit. On April 10, 2024, we exercised our conversion right to convert all 593,960 Series 1 preferred units into OP Units. On March 6, 2025, we exercised our conversion right to convert all remaining 904,583 Series 2 preferred units into OP Units.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.

First Quarter 2025 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of March 31, 2025
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.0 Billion Revolving Credit Facility(3)	5/26/2026(4)	SOFR+0.725%(5)	5.235%	$—
$400M Term Loan Facility	7/18/2025(4)	SOFR+0.80%(5)	4.872%(6)	400,000
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$575M Exchangeable 2027 Senior Notes(7)	3/15/2027	4.375%	4.375%	575,000
$300M Term Loan Facility	5/26/2027	SOFR+0.80%(5)	3.717%(8)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$575M Exchangeable 2029 Senior Notes(7)	3/15/2029	4.125%	4.125%	575,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
$60M Term Loan Facility	10/27/2025(9)	SOFR+1.250%(9)	5.060%(10)	60,000
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	6,818
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	14,115
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,751
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,485
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,714
Total Debt			3.835%	$3,379,383

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(11)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	3.3	3.835% (See Table Above)	3.835%	$3,379,383	100%
Variable	—	—	—%	$—	0%
Secured	1.7		4.588%	$104,383	3%
Unsecured	3.4		3.811%	$3,275,000	97%

*See footnotes on the following page*

First Quarter 2025 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(12):
Year	Secured	Unsecured	Total	% Total	Effective Interest Rate(1)
2025	$60,000	$500,000	$560,000	17%	4.788%
2026	6,818	—	6,818	—%	3.900%
2027	19,315	1,000,000	1,019,315	30%	4.118%
2028	14,051	300,000	314,051	9%	4.948%
2029	—	600,000	600,000	18%	4.115%
2030	—	400,000	400,000	12%	2.125%
2031	1,485	400,000	401,485	12%	2.161%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
2034	—	75,000	75,000	2%	4.030%
Thereafter	2,714	—	2,714	0%	4.140%
Total	$104,383	$3,275,000	$3,379,383	100%	3.835%
(1)Includes the effect of interest rate swaps effective as of March 31, 2025. See notes (6), (8) & (10) below. Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $31.3 million as of March 31, 2025.
(3)The $1.0B revolving credit facility (the “Revolver”) is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our credit ratings. There is also a sustainability-linked pricing component that can periodically change the facility fee by -/+ 0.01% (or zero) depending on our achievement of the annual sustainability performance metric. The sustainability-linked pricing adjustment for the facility fee is currently zero.
(4)The Revolver has two six-month extensions and the $400M term loan facility has two one-year extensions at the borrower’s option, subject to certain terms and conditions. On July 12, 2024, we exercised the first extension option of the $400M term loan facility, extending its maturity date by one year to July 18, 2025.
(5)The interest rates on these loans are comprised of Daily SOFR for the Revolver and $400M term loan facility and 1M SOFR for the $300M term loan facility, plus a SOFR adjustment of 0.10%, and an applicable margin ranging from 0.725% to 1.40% for the Revolver and 0.80% to 1.60% for the $300M and $400M term loan facilities depending on our credit ratings and leverage ratio. There is also a sustainability-linked pricing component that can periodically change the margin by -/+ 0.04% (or zero) depending on our achievement of the annual sustainability performance metric. The sustainability-linked pricing adjustment for the margin is currently zero.
(6)We effectively fixed Daily SOFR related to our $400M term loan facility at a weighted average rate of 3.97231%, commencing on April 3, 2023 through June 30, 2025, through the use of interest rate swaps. The all-in fixed rate on the $400M term loan facility is 4.872% after adding the SOFR adjustment, applicable margin and sustainability-related rate adjustment.
(7)Noteholders have the right to exchange their notes upon the occurrence of certain events. Exchanges will be settled in cash or in a combination of cash and shares of our common stock, at our option.
(8)We effectively fixed 1M SOFR related to our $300M term loan facility at a weighted average rate of 2.81725%, commencing on July 27, 2022 through May 26, 2027, through the use of interest rate swaps. The all-in fixed rate on the $300M term loan facility is 3.717% after adding the SOFR adjustment, applicable margin and sustainability-related rate adjustment.
(9)The $60M term loan facility has interest-only payment terms (1M SOFR + SOFR adjustment of 0.10% + margin of 1.250%) and three one-year extensions available at the borrower’s option, subject to certain terms & conditions. On September 26, 2024, we exercised the first extension option, extending the loan’s maturity date by one year to October 27, 2025.
(10)We effectively fixed 1M SOFR related to our $60M term loan facility at 3.710%, commencing on April 3, 2023 through July 30, 2026, through the use of an interest rate swap. The all-in fixed rate on the $60M term loan facility is 5.060% after adding the SOFR adjustment and applicable margin.
(11)The weighted average remaining term to maturity of our consolidated debt is 3.3 years, or 3.5 years including extension options.
(12)Excludes potential exercise of extension options and excludes the effect of scheduled monthly principal payments on amortizing secured loans.

First Quarter 2025 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
3.2
2.3
1.6
1.0
2.4
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Redevelopment
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
88.0%
86.0%
92.8%
96.9%
93.7%
97.9%
93.0%
97.6%
91.3%
96.0%
89.6%
95.1%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Leasing Activity - Rent Change*
GAAP
CASH
80%
60%
40%
20%
0%
53%
34%
68%
49%
39%
27%
55%
41%
24%
15%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Same Property Portfolio Ending Occupancy
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
96.6%
97.4%
96.8%
96.3%
95.7%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

*Leasing Activity - Rent Change for Q1-2024 excludes a 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. See footnote (1) on page 21 for additional details related to this lease.

First Quarter 2025 Supplemental Financial Reporting Package	Page 20

Executed Leasing Statistics and Trends.
(unaudited results)

Executed Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Leasing Spreads:
Net Effective Rent Change(1)	23.8%	55.4%	39.2%	67.7%	53.0%
Cash Rent Change(1)	14.7%	41.0%	26.7%	49.0%	33.6%

Leasing Activity (SF):(2)
New leases	882,403	330,334	994,566	1,033,006	830,941
Renewal leases	1,511,946	684,961	599,529	1,228,905	2,398,076
Total leasing activity	2,394,349	1,015,295	1,594,095	2,261,911	3,229,017

Total expiring leases	(3,102,514)	(2,436,160)	(1,677,064)	(2,038,430)	(3,819,253)
Expiring leases - placed into repositioning/redevelopment	833,218	996,035	476,821	175,533	732,083
Net absorption(3)	125,053	(424,830)	393,852	399,014	141,847
Retention rate(4)	68%	51%	52%	68%	82%
Retention + Backfill rate(5)	82%	62%	72%	80%	87%

Executed Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(6)
				Net Effective Rent			Cash Rent				Turnover Costs(7)
First Quarter 2025:	# Leases Signed	SF of Leasing	Wtd. Avg. Lease Term (Years)	Current Lease	Prior Lease	Rent Change	Current Lease	Prior Lease	Rent Change	Wtd. Avg. Abatement (Months)	Tenant Improvements per SF	Leasing Commissions per SF
New	54	882,403	4.6	$18.80	$18.21	3.2%	$18.44	$19.49	(5.4)%	2.7	$2.49	$5.20
Renewal	84	1,511,946	4.1	$16.07	$12.42	29.4%	$15.97	$13.29	20.2%	3.0	$0.43	$1.81
Total / Wtd. Average	138	2,394,349	4.3	$16.50	$13.32	23.8%	$16.36	$14.26	14.7%	2.9	$0.75	$2.34
(1)Net Effective and Cash Rent Change for Q1-24 excludes the 1.1 million square foot lease extension with Tireco, Inc. at 10545 Production Avenue. The original Tireco, Inc. lease expiration date was January 2025 and included a fixed rate renewal option. During Q1-24, the lease was extended through January 2027 at the current in-place rent and includes a 4% contractual rent increase in 2026 and two months of rent abatement. This lease extension was excluded for comparability purposes, in order to allow investors to compare quarterly leasing statistics to our prior periods. Including the Tireco, Inc. lease, the Net Effective Rent Change and Cash Rent Change for Q1-24 was 17.3% and 13.2%, respectively.
(2)Represents all executed leases, including those in our Repositioning, Redevelopment, or “Other Repositioning” classifications, but excludes month-to-month tenants and leases with terms less than 12 months.
(3)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into Repositioning, Redevelopment or “Other Repositioning.”
(4)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning/redevelopment (including “Other Repositioning” projects) after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(5)Retention + Backfill rate represents square feet retained (per Retention rate definition in footnote (4)) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(6)GAAP and cash rent statistics and turnover costs exclude 23 new leases aggregating 602,962 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for greater than 1 year or (iv) lease terms less than 12 months.
(7)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.

First Quarter 2025 Supplemental Financial Reporting Package	Page 21

Portfolio Overview.
At March 31, 2025	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repositioning/ Redevelopment(2)	Total (in 000’s)	Per Square Foot
Central LA	21	2,803,152	451,803	3,254,955	96.8%	61.7%	91.9%	99.6%	$40,372	$13.49
Greater San Fernando Valley	74	5,485,235	1,698,421	7,183,656	96.0%	66.7%	89.1%	95.0%	109,518	$17.11
Mid-Counties	39	2,984,568	1,591,336	4,575,904	94.7%	78.7%	89.2%	96.3%	68,023	$16.67
San Gabriel Valley	47	3,457,113	2,464,137	5,921,250	94.6%	64.7%	82.2%	87.2%	67,904	$13.96
South Bay	81	6,303,807	1,497,195	7,801,002	94.4%	67.2%	89.2%	95.0%	160,509	$23.07
Los Angeles County	262	21,033,875	7,702,892	28,736,767	95.2%	68.3%	88.0%	94.1%	446,326	$17.64

North Orange County	25	1,094,369	1,580,440	2,674,809	98.1%	66.2%	79.2%	99.0%	39,750	$18.76
OC Airport	10	1,099,985	106,604	1,206,589	98.8%	100.0%	98.9%	98.9%	22,996	$19.27
South Orange County	10	448,762	183,098	631,860	100.0%	100.0%	100.0%	100.0%	10,728	$16.98
West Orange County	10	852,079	436,759	1,288,838	100.0%	76.5%	92.0%	96.5%	19,604	$16.53
Orange County	55	3,495,195	2,306,901	5,802,096	99.0%	72.4%	88.4%	98.5%	93,078	$18.14

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	661	$19.86
Inland Empire West	53	8,621,513	920,735	9,542,248	96.9%	86.5%	95.9%	97.4%	138,693	$15.15
Riverside / San Bernardino County	54	8,654,771	920,735	9,575,506	96.9%	86.5%	95.9%	97.5%	139,354	$15.17

Central San Diego	21	1,349,009	784,895	2,133,904	97.7%	67.4%	86.5%	95.2%	37,615	$20.37
North County San Diego	14	1,336,558	143,663	1,480,221	93.4%	100.0%	94.0%	94.4%	21,211	$15.24
San Diego County	35	2,685,567	928,558	3,614,125	95.5%	72.4%	89.6%	94.9%	58,826	$18.17

Ventura	18	2,510,848	712,795	3,223,643	91.5%	74.0%	87.7%	91.6%	37,504	$13.27
Ventura County	18	2,510,848	712,795	3,223,643	91.5%	74.0%	87.7%	91.6%	37,504	$13.27
CONSOLIDATED TOTAL / WTD AVG	424	38,380,256	12,571,881	50,952,137	95.7%	71.0%	89.6%	95.1%	$775,088	$16.97
(1)See page 37 for historical occupancy by County.
(2)Excludes space aggregating 2,943,511 square feet at our properties that were in various stages of repositioning, redevelopment or lease-up as of March 31, 2025. See pages 26-30 for additional details on these properties.
(3)See page 33 for definitions and details on how these amounts are calculated.

First Quarter 2025 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of March 31, 2025:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	2,137,986	$—	$—
Repositioning/Redevelopment(1)	—	2,766,170	—	$—
MTM Tenants	8	214,625	3,802	$17.71
2025	275	5,287,862	87,724	$16.59
2026	420	8,900,867	133,310	$14.98
2027	332	7,370,573	126,935	$17.22
2028	226	6,660,057	124,784	$18.74
2029	163	5,026,768	92,296	$18.36
2030	102	4,642,254	72,519	$15.62
2031	29	3,838,252	57,018	$14.86
2032	23	1,392,533	28,074	$20.16
2033	9	296,735	5,763	$19.42
2034	5	199,139	4,345	$21.82
Thereafter	36	2,218,316	46,585	$21.00
Total Portfolio	1,628	50,952,137	$783,155	$17.01
(1)Represents vacant space at properties that were classified as repositioning (including “Other Repositionings”), redevelopment or lease-up as of March 31, 2025. See pages 26-30 for additional details on these properties.

First Quarter 2025 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of March 31, 2025

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.	Inland Empire West	1,101,840	$19,251	2.5%	$17.47	1/31/2027
L3 Technologies, Inc.	Multiple Submarkets(2)	595,267	$12,967	1.7%	$21.78	9/30/2031
Zenith Energy West Coast Terminals LLC	South Bay	—(3)	$11,675	1.5%	$3.34(3)	9/29/2041
IBY, LLC	San Gabriel Valley	1,178,021	$11,165	1.4%	$9.48	4/5/2031(4)
Cubic Corporation	Central San Diego	515,382	$11,110	1.4%	$21.56	3/31/2038(5)
Federal Express Corporation	Multiple Submarkets(6)	527,861	$10,397	1.3%	$19.70	11/30/2032(6)
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$8,730	1.1%	$21.24	11/30/2028
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,529	1.1%	$17.00	6/30/2029
The Hertz Corporation	South Bay	38,680(7)	$8,249	1.0%	$10.30(7)	3/31/2026
Orora Packaging Solutions	Multiple Submarkets(8)	476,065	$7,845	1.0%	$16.48	9/30/2028(8)
Top 10 Tenants		5,345,799	$109,918	14.0%
Top 11 - 20 Tenants		3,258,530	$50,476	6.4%
Total Top 20 Tenants		8,604,329	$160,394	20.4%
(1)See page 33 for further details on how these amounts are calculated.
(2)Includes (i) 133,836 RSF in North Orange County expiring Jun 30, 2025 and (ii) 461,431 RSF in LA-South Bay expiring Sep 30, 2031.
(3)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.7 million or $3.34 per land square foot.
(4)Includes (i) 184,879 RSF expiring Apr 30, 2028 and (ii) 993,142 RSF expiring Apr 5, 2031.
(5)Includes (i) 200,155 RSF expiring Mar 31, 2026 and (ii) 315,227 RSF expiring Mar 31, 2038.
(6)Includes (i) one land lease in LA-Mid-Counties expiring Jul 31, 2025, (ii) one land lease in North Orange County expiring Oct 31, 2026, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(7)The tenant is leasing 18.4 acres of land with ABR of $8.2 million or $10.30 per land square foot.
(8)Includes (i) 96,993 RSF in North County San Diego expiring Sep 30, 2026, (ii) 100,500 RSF in the Greater San Fernando Valley expiring Sep 30, 2027 and (iii) 278,572 RSF in North Orange County expiring Sep 30, 2028.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building Rentable SF		Building Rentable SF		Building Leased %		Building Leased % Excl. Repo/Redev	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
<4,999	592	1,439,346		1,570,951		91.6%		92.0%	$28,700	3.7%	$19.94
5,000 - 9,999	231	1,653,135		1,777,814		93.0%		95.1%	31,470	4.0%	$19.04
10,000 - 24,999	319	5,156,910		5,969,008		86.4%		91.4%	95,787	12.2%	$18.57
25,000 - 49,999	174	6,424,933		7,362,260		87.3%		94.5%	110,457	14.1%	$17.19
50,000 - 99,999	118	8,567,460		9,563,416		89.6%		97.7%	143,707	18.4%	$16.77
>100,000	121	22,557,657		24,460,148		92.2%		96.3%	325,342	41.5%	$14.42
Building Subtotal / Wtd. Avg.	1,555	45,799,441	(2)	50,703,597	(2)	90.3%	(2)	95.5%	$735,463	93.9%	$16.06
Land/IOS(3)	28	8,544,650	(4)						45,114	5.8%	$5.28	(4)
Other(3)	45								2,578	0.3%
Total	1,628								$783,155	100.0%
(1)See page 33 for further details on how these amounts are calculated.
(2)Excludes 248,540 leased building RSF that are associated with “Land/IOS.” Including this RSF, total portfolio is 90.4% leased.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents land square feet and ABR per land square foot.

First Quarter 2025 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Three months ended March 31, 2025

	Year to Date
	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$798	411,034	$1.94
New Leases – 2nd Generation	4	1,960	$2.04
Renewals	158	356,450	$0.44
Total Tenant Improvements	$960

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$3,058	535,176	$5.71
New Leases – 2nd Generation	1,886	391,227	$4.82
Renewals	2,993	1,635,689	$1.83
Total Leasing Commissions & Lease Costs	$7,937

Total Recurring Capex	$1,311	51,075,653	$0.03
Recurring Capex % of NOI	0.7%
Recurring Capex % of Rental Income	0.5%

Nonrecurring Capex:
Repositioning and Redevelopment in Process(2)	$39,455
Unit Renovation(3)	2,910
Other(4)	996
Total Nonrecurring Capex	$43,361	29,600,513	$1.46

Other Capitalized Costs(5)	$13,644

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under repositioning or redevelopment as of March 31, 2025. See pages 26-30 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs of less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on redevelopment, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or redevelopment projects.

First Quarter 2025 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Redevelopment.(1)
As of March 31, 2025	(unaudited results, $ in millions)

Repositioning

			Repo/ Lease-Up RSF(2)	Repo RSF Leased % 3/31/2025	Est. Constr. Period(1)		Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Target Complet.
CURRENT REPOSITIONING:
19301 Santa Fe Avenue	Los Angeles	South Bay	LAND	—%	2Q-24	2Q-25	$14.7	$5.7	$20.4	$3.9
Harcourt & Susana	Los Angeles	South Bay	33,461	—%	2Q-24	3Q-25	54.4	10.2	64.6	4.6
8985 Crestmar Point(3)	San Diego	Central San Diego	53,395	—%	4Q-24	3Q-25	8.1	5.5	13.6	2.4
14955 Salt Lake Avenue	Los Angeles	San Gabriel Valley	45,930	—%	4Q-24	4Q-25	10.9	3.7	14.6	2.2
218 Turnbull Canyon	Los Angeles	San Gabriel Valley	191,095	—%	1Q-25	4Q-25	27.2	3.6	30.8	2.7
Total			323,881				$115.3	$28.7	$144.0	$15.8

Actual Cash NOI - 1Q 2025							$0.4
Estimated Annualized Stabilized Cash NOI							$7.9 - $8.7
Estimated Unlevered Stabilized Yield							5.5% - 6.0%

			Repo/ Lease-Up RSF(2)	Repo RSF Leased % 3/31/2025	Construction Period		Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Complete
LEASE-UP REPOSITIONING:
11308-11350 Penrose Street(4)	Los Angeles	Greater San Fernando Valley	71,547	—%	1Q-23	1Q-24	$12.1	$5.2	$17.3	$0.6
14434-14527 San Pedro Street	Los Angeles	South Bay	61,398	—%	3Q-23	1Q-25	49.8	14.2	64.0	1.1
1020 Bixby Drive	Los Angeles	San Gabriel Valley	57,600	—%	1Q-24	3Q-24	16.5	3.3	19.8	0.5
17000 Kingsview Avenue	Los Angeles	South Bay	95,865	—%	1Q-24	1Q-25	14.0	4.3	18.3	1.7
1315 Storm Parkway	Los Angeles	South Bay	37,844	—%	2Q-24	4Q-24	8.5	3.5	12.0	0.6
Total			324,254				$100.9	$30.5	$131.4	$4.5

Actual Cash NOI - 1Q 2025							$(0.1)
Estimated Annualized Stabilized Cash NOI							$6.6 - $7.2
Estimated Unlevered Stabilized Yield							5.0% - 5.5%

First Quarter 2025 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of March 31, 2025	(unaudited results, $ in millions)

Repositioning

			Repo/ Lease-Up RSF(2)	Repo RSF Leased % 3/31/2025	Construction Period		Purch. Price(1)	Proj. Repo Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Complete
STABILIZED REPOSITIONING:
4039 Calle Platino	San Diego	North County San Diego	73,807	100%	2Q-23	1Q-24	$20.5	$4.3	$24.8	$0.2
29120 Commerce Center Drive	Los Angeles	Greater San Fernando Valley	135,258	100%	3Q-23	1Q-25	27.1	3.1	30.2	0.5
East 27th Street(5)	Los Angeles	Central LA	126,563	100%	1Q-24	4Q-24	26.9	5.1	32.0	—
122-125 N. Vinedo Avenue	Los Angeles	Greater San Fernando Valley	48,520	100%	1Q-24	4Q-24	5.3	3.9	9.2	0.6
29125 Avenue Paine	Los Angeles	Greater San Fernando Valley	176,107	100%	1Q-24	1Q-25	45.3	3.9	49.2	0.3
Total			560,255				$125.1	$20.3	$145.4	$1.6

Actual Cash NOI - 1Q 2025							$2.0
Annualized Stabilized Cash NOI							$10.9
Achieved Unlevered Stabilized Yield							7.6%

OTHER REPOSITIONING:
17 projects totaling 773,498 RSF with estimated costs < $2 million individually(6)								$21.1		$6.5

Actual Cash NOI - 1Q 2025								$4.1
Estimated Annualized Stabilized Cash NOI								$15.0 - $15.5
Estimated Unlevered Stabilized Yield								6.0% - 6.5%

First Quarter 2025 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of March 31, 2025	(unaudited results, $ in millions)

Redevelopment

			Projected RSF(7)	Property Leased % 3/31/2025	Est. Constr. Period(1)		Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Target Complet.
CURRENT REDEVELOPMENT:
9615 Norwalk Boulevard	Los Angeles	Mid-Counties	201,571	—%	3Q-21	2Q-25	$9.6	$49.3	$58.9	$9.2
4416 Azusa Canyon Road	Los Angeles	San Gabriel Valley	129,830	—%	4Q-22	2Q-25	12.3	21.7	34.0	3.8
15010 Don Julian Road	Los Angeles	San Gabriel Valley	219,242	—%	1Q-23	4Q-25	22.9	37.8	60.7	23.3
21515 Western Avenue	Los Angeles	South Bay	83,740	—%	2Q-23	2Q-25	19.1	19.3	38.4	5.7
17907-18001 Figueroa Street	Los Angeles	South Bay	76,468	—%	4Q-23	2Q-25	20.2	18.4	38.6	1.8
14940 Proctor Road	Los Angeles	San Gabriel Valley	160,045	—%	4Q-24	2Q-26	28.8	25.2	54.0	21.3
11234 Rush Street	Los Angeles	San Gabriel Valley	103,108	—%	4Q-24	4Q-26	12.6	21.0	33.6	18.7
5235 Hunter Avenue	Orange	North Orange County	117,772	—%	1Q-25	3Q-26	11.4	21.0	32.4	19.9
3547-3555 Voyager Street	Los Angeles	South Bay	67,371	—%	1Q-25	3Q-26	21.1	18.8	39.9	17.7
Total			1,159,147				$158.0	$232.5	$390.5	$121.4

Actual Cash NOI - 1Q 2025							$—
Estimated Annualized Stabilized Cash NOI							$21.5 - $23.5
Estimated Unlevered Stabilized Yield							5.5% - 6.0%

			RSF	Property Leased % 3/31/2025	Construction Period		Purch. Price(1)	Proj. Redev Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs
Property	County	Submarket			Start	Complete
LEASE-UP REDEVELOPMENT:
9920-10020 Pioneer Boulevard	Los Angeles	Mid-Counties	163,435	—%	4Q-21	3Q-24	$23.6	$31.8	$55.4	$1.3
1901 Via Burton	Orange	North Orange County	139,449	100%	1Q-22	2Q-24	24.5	21.0	45.5	—
3233 Mission Oaks Boulevard(8)	Ventura	Ventura	116,852	—%	2Q-22	1Q-25	40.7	28.4	69.1	2.9
8888 Balboa Avenue	San Diego	Central San Diego	123,492	—%	3Q-22	4Q-24	19.9	22.5	42.4	1.1
6027 Eastern Avenue	Los Angeles	Central LA	94,140	—%	3Q-22	1Q-25	23.4	21.6	45.0	1.4
2390-2444 American Way	Orange	North Orange County	100,483	48%	4Q-22	2Q-24	17.1	19.2	36.3	0.5
12118 Bloomfield Avenue	Los Angeles	Mid-Counties	107,045	—%	4Q-22	1Q-25	16.7	20.3	37.0	1.2
3071 Coronado Street(9)	Orange	North Orange County	105,173	—%	1Q-23	1Q-24	28.2	16.1	44.3	0.9
19900 Plummer Street	Los Angeles	Greater San Fernando Valley	79,539	—%	3Q-23	1Q-25	15.5	15.8	31.3	2.3
12772 San Fernando Road	Los Angeles	Greater San Fernando Valley	143,529	—%	3Q-23	1Q-25	22.1	23.8	45.9	3.0
Rancho Pacifica - Building 5(10)	Los Angeles	South Bay	76,553	—%	4Q-23	1Q-25	9.3	17.3	26.6	3.5
1500 Raymond Avenue	Orange	North Orange County	136,218	—%	4Q-23	1Q-25	46.1	22.7	68.8	2.3
Total			1,385,908				$287.1	$260.5	$547.6	$20.4

Actual Cash NOI - 1Q 2025							$0.1
Estimated Annualized Stabilized Cash NOI							$30.0 - $33.0
Estimated Unlevered Stabilized Yield							5.5% - 6.0%

First Quarter 2025 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of March 31, 2025	(unaudited results, $ in millions)

Near-Term Potential Future Repositioning and Redevelopment
				Projected RSF(7)
Property	County	Submarket	Project Type
1175 Aviation Place	Los Angeles	Greater San Fernando Valley	Reposition	93,219
24935 Avenue Kearny	Los Angeles	Greater San Fernando Valley	Reposition	69,761
7815 Van Nuys Blvd	Los Angeles	Greater San Fernando Valley	Redevelopment	78,990
1601 Mission Boulevard	Los Angeles	San Gabriel Valley	Reposition	504,016
425 Hacienda Boulevard	Los Angeles	San Gabriel Valley	Reposition	44,025
14005 Live Oak Avenue	Los Angeles	San Gabriel Valley	Redevelopment	100,380
15715 Arrow Highway	Los Angeles	San Gabriel Valley	Redevelopment	106,278
16425 Gale Avenue	Los Angeles	San Gabriel Valley	Redevelopment	325,800
Figueroa & Rosecrans	Los Angeles	South Bay	Reposition	56,700
18455 Figueroa Street	Los Angeles	South Bay	Redevelopment	179,284
3100 Fujita Street	Los Angeles	South Bay	Redevelopment	82,080
3901 Via Oro Avenue	Los Angeles	South Bay	Redevelopment	74,260
9000 Airport Road	Los Angeles	South Bay	Redevelopment	418,000
950 West 190th Street	Los Angeles	South Bay	Redevelopment	197,000
2401-2421 Glassell Street	Orange	North Orange County	Redevelopment	277,000
600-708 Vermont Avenue	Orange	North Orange County	Redevelopment	263,800
9455 Cabot Drive	San Diego	Central San Diego	Reposition	83,563
9323 Balboa Avenue	San Diego	Central San Diego	Redevelopment	163,400
3935-3949 Heritage Oak Court	Ventura	Ventura	Reposition	186,726

— See numbered footnotes on page 30 —

First Quarter 2025 Supplemental Financial Reporting Package	Page 29

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of March 31, 2025	(unaudited results, in thousands, except square feet)

Prior and Current Year Stabilized Repositioning/Redevelopment
Property (Submarket)	Rentable Square Feet	Stabilized Period	Unlevered Stabilized Yield
9755 Distribution Avenue (Central SD)	24,071	1Q-24	13.4%
8902-8940 Activity Road (Central SD)	13,950	1Q-24	7.0%
444 Quay Avenue (South Bay)	29,760	2Q-24	9.0%
263-321 Gardena Blvd (South Bay)	55,238	2Q-24	10.3%
20851 Currier Road (SG Valley)	59,412	3Q-24	4.7%
17311 Nichols Lane (West OC)	104,182	3Q-24	8.2%
12752-12822 Monarch Street (West OC)	163,864	3Q-24	8.6%
500 Dupont Avenue (Inland Empire West)	274,885	4Q-24	5.5%
2880 Ana Street (South Bay)	LAND	4Q-24	4.3%
12907 Imperial Highway (Mid-Counties)	101,080	4Q-24	14.3%
4039 Calle Platino (North County SD)	73,807	1Q-25	8.5%
29120 Commerce Center Drive (SF Valley)	135,258	1Q-25	8.5%
East 27th Street (Central LA)	126,563	1Q-25	5.4%
122-125 N. Vinedo Avenue (SF Valley)	48,520	1Q-25	13.5%
29125 Avenue Paine (SF Valley)	176,107	1Q-25	6.8%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Unlevered Stabilized Yield” and other definitions related to our repositioning/redevelopment/other repositioning portfolio, see pages 35-36 in the Notes and Definitions section of this report.
(2)“Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than the total RSF of the entire property or particular building(s) under repositioning.
(3)Cost and timing changes are due to updated project scope.
(4)As of Mar 31, 2025, 11308-11350 Penrose Street is considered stabilized as it reached one year from the date of completion of repositioning work but remains in Lease-Up Repositioning as the property has not yet achieved 90% occupancy. Information shown reflects only the 8430 Tujunga Avenue & 11320-11350 Penrose Street building that was repositioned.
(5)Information shown reflects only the 2034-2040 East 27th Street building that was repositioned.
(6)“Other Repositioning” includes 17 projects where estimated costs are generally less than $2.0 million individually. Repositioning at these 17 projects totals 773,498 RSF.
(7)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(8)As of Mar 31, 2025, 3233 Mission Oaks Blvd comprised 409,217 RSF which were not redeveloped. We constructed one new building comprising 116,852 RSF. We also performed site work across the entire project. The total project now contains 526,069 RSF. Costs and yield shown reflect the entire project.
(9)As of Mar 31, 2025, 3071 Coronado Street is considered stabilized as it reached one year from the date of completion of redevelopment work but remains in Lease-Up Redevelopment as the property has not yet achieved 90% occupancy.
(10)Rancho Pacifica Building 5 is located at 2370-2398 Pacifica Place and represented one building totaling 51,594 RSF, out of six buildings at our Rancho Pacifica Park property, which had a total of 1,111,885 RSF. We demolished the existing building and constructed a new building comprising 76,553 RSF. The total project now contains 1,175,927 RSF. Amounts detailed in the tables above (RSF, leased %, costs, NOI and stabilized yield) reflect only this one building.

First Quarter 2025 Supplemental Financial Reporting Package	Page 30

Current Year Investments and Dispositions Summary.
As of March 31, 2025				(unaudited results)

2025 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
3/28/2025	1055 Sandhill Avenue	Los Angeles	South Bay	127,775	$52.45
Total 2025 Dispositions through March 31, 2025				127,775	$52.45

2025 Subsequent Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)
4/3/2025	20 Icon	Orange	South Orange County	102,299	$50.88
Total Year To Date 2025 Dispositions				230,074	$103.33

First Quarter 2025 Supplemental Financial Reporting Package	Page 31

Net Asset Value Components.
As of March 31, 2025	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Mar 31, 2025
Total operating rental income	$248,821
Property operating expenses	(55,261)
Pro forma effect of uncommenced leases(2)	2,017
Pro forma effect of dispositions(3)	162
Pro forma NOI effect of significant properties classified as current, lease-up, and stabilized repositioning and redevelopment(4)	17,542
Pro Forma NOI	213,281
Above/(below) market lease revenue adjustments	(9,186)
Straight line rental revenue adjustment	(5,517)
Pro Forma Cash NOI	$198,578

Balance Sheet Items
Other assets and liabilities	March 31, 2025
Cash and cash equivalents	$504,579
Restricted cash	50,105
Loan receivable, net	123,359
Rents and other receivables, net	17,622
Other assets	20,730
Accounts payable, accrued expenses and other liabilities	(141,999)
Dividends payable	(105,285)
Tenant security deposits	(90,050)
Prepaid rents	(88,822)
Estimated remaining cost to complete repositioning/redevelopment projects(5)	(163,536)
Total other assets and liabilities	$126,703

Debt and Shares Outstanding

Total consolidated debt(6)	$3,379,383
Preferred stock/units - liquidation preference	$173,250

Common shares outstanding(7)	235,610,472
Operating partnership units outstanding(8)	8,700,301
Total common shares and operating partnership units outstanding	244,310,773
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of January 1, 2025.
(3)Represents the deduction of actual Q1'25 NOI for the properties that we sold during the current quarter. See page 31 for a detail of current year disposition properties.
(4)Represents the estimated incremental NOI from the properties that were classified as current repositioning/redevelopment, lease-up or stabilized during the three months ended March 31, 2025, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of January 1, 2025. Includes all properties that are separately listed on pages 26-30 and excludes “Other Repositionings” and “Near-Term Potential Future Repositioning and Redevelopment.” We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of January 1, 2025.
(5)Reflects the estimated remaining costs for all properties that are separately listed on pages 26-30 and excludes “Other Repositionings” and “Near-Term Potential Future Repositioning and Redevelopment.”
(6)Excludes unamortized loan discount and debt issuance costs totaling $31.3 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 560,382 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 1,260,083 vested LTIP Units and 1,262,969 vested performance units and excludes 463,555 unvested LTIP Units and 2,278,110 unvested performance units.

First Quarter 2025 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of March 31, 2025, multiplied by 12. Includes leases that had commenced as of March 31, 2025 or leases where tenant had taken early possession of space as of March 31, 2025. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of March 31, 2025.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to March 31, 2025, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of March 31, 2025, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of March 31, 2025.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but had not yet commenced as of March 31, 2025.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that had been signed but had not yet commenced as of March 31, 2025.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12-13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our ongoing operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

First Quarter 2025 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

Debt Covenants ($ in thousands)

		March 31, 2025
	Current Period Covenant	Revolver, $300M, $400M & $60M Term Loan Facilities	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	20.7%	26.9%
Maximum Secured Leverage Ratio	less than 45%	0.5%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	0.8%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$7,266,909	N/A	$10,144,958
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.19 to 1.0	5.19 to 1.0
Unencumbered Leverage Ratio	less than 60%	22.5%	29.4%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	5.70 to 1.00	5.70 to 1.00

		March 31, 2025
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	24.0%
Maximum Secured Debt to Total Asset Ratio	less than 40%	0.7%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	4.95 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.22 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDAre: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDAre by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses, (iv) impairments of right of use assets and (v) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDAre are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and
Adjusted EBITDAre should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDAre differently than we do; accordingly, our EBITDAre and Adjusted EBITDAre may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/redevelopment: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with Repositioning and Redevelopment projects, including those combined in “Other Repositioning”.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Mar 31, 2025		Dec 31, 2024		Sep 30, 2024		Jun 30, 2024		Mar 31, 2024
EBITDAre	$174,919		$164,915		$165,558		$166,057		$145,226
Above/(below) market lease revenue adjustments	(9,186)		(6,159)		(6,635)		(7,268)		(7,591)
Non-cash stock compensation	9,699		11,539		9,918		11,057		9,088
Straight line rental revenue adj.	(5,517)		(10,057)		(11,441)		(9,567)		(7,368)
Capitalized payments	(5,091)		(4,592)		(5,323)		(4,930)		(5,237)
Accretion of net loan origination fees	(115)		(115)		(115)		(115)		(115)
Recurring capital expenditures	(1,311)		(7,882)		(5,254)		(3,502)		(2,990)
2nd gen. tenant improvements	(162)		(296)		(18)		(123)		(226)
2nd gen. leasing commissions	(4,879)		(3,520)		(2,660)		(7,436)		(3,231)
Cash flow for fixed charge coverage calculation	$158,357		$143,833		$144,030		$144,173		$127,556
Cash interest expense calculation detail:
Interest expense	27,288		28,173		27,340		28,412		14,671
Capitalized interest	8,230		7,510		8,577		7,350		7,926
Note payable premium amort.	(1,560)		(1,534)		(1,511)		(1,491)		(293)
Amort. of deferred financing costs	(1,134)		(1,246)		(1,252)		(1,266)		(1,011)
Amort. of swap term fees & t-locks	(77)		(112)		(136)		(137)		(137)
Cash interest expense	32,747		32,791		33,018		32,868		21,156
Scheduled principal payments	230		254		286		298		324
Preferred stock/unit dividends	2,695		2,827		2,815		2,846		3,116
Fixed charges	$35,672		$35,872		$36,119		$36,012		$24,596
Fixed Charge Coverage Ratio	4.4	x	4.0	x	4.0	x	4.0	x	5.2	x

First Quarter 2025 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Redevelopment: Typically defined as properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

First Quarter 2025 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 33) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Unlevered Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Rental revenue (before collectability adjustment)	$208,394	$199,601	$197,506	$193,497	$176,215
Tenant reimbursements	41,856	39,716	40,969	39,682	35,650
Other income	874	620	651	598	846
Increase (reduction) in revenue due to change in collectability assessment	(2,303)	(200)	(730)	(804)	(1,721)
Rental income	$248,821	$239,737	$238,396	$232,973	$210,990
Cash Rent Change: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Net Effective Rent Change: Compares net effective rent, which straightlines rental rate increases and abatements, on new/renewal leases to net effective rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Same Property Portfolio (“SPP”): Our 2025 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through March 31, 2025, and excludes (i) properties that were acquired or sold during the period from January 1, 2024 through March 31, 2025, and (ii) properties acquired prior to January 1, 2024 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2024 and 2025 (as separately listed on pages 26-30) and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package. Within a given year, the SPP may reflect changes in repositioning/redevelopment properties or removal of sold properties.

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
# of Properties	292	293	293	293	296
Square Feet	38,380,256	36,961,884	36,961,821	36,956,243	37,109,867
Ending Occupancy	95.7%	94.1%	96.7%	97.3%	96.4%
SPP NOI growth	0.7%	2.2%	2.6%	6.0%	5.5%
SPP Cash NOI growth	5.0%	5.3%	5.3%	9.1%	8.5%
Same Property Portfolio Rental Income: See below for a breakdown of 2025 & 2024 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Rental revenue	$157,419	$155,856	$1,563	1.0%
Tenant reimbursements	32,087	31,514	573	1.8%
Other income	753	689	64	9.3%
Rental income	$190,259	$188,059	$2,200	1.2%
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Net Income	$74,048	$64,910	$70,722	$86,017	$64,277
General and administrative	19,868	21,940	20,926	19,307	19,980
Depreciation & amortization	86,740	71,832	69,241	67,896	66,278
Other expenses	2,239	34	492	304	1,408
Interest expense	27,288	28,173	27,340	28,412	14,671
Management & leasing services	(142)	(167)	(156)	(156)	(132)
Interest income	(3,324)	(2,991)	(3,291)	(4,444)	(2,974)
Gains on sale of real estate	(13,157)	—	(1,745)	(16,268)	—
NOI	$193,560	$183,731	$183,529	$181,068	$163,508
S/L rental revenue adj.	(5,517)	(10,057)	(11,441)	(9,567)	(7,368)
Above/(below) market lease revenue adjustments	(9,186)	(6,159)	(6,635)	(7,268)	(7,591)
Cash NOI	$178,857	$167,515	$165,453	$164,233	$148,549

First Quarter 2025 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended March 31,
	2025	2024
Net income	$74,048	$64,277
General and administrative	19,868	19,980
Depreciation and amortization	86,740	66,278
Other expenses	2,239	1,408
Interest expense	27,288	14,671
Management and leasing services	(142)	(132)
Interest income	(3,324)	(2,974)
Gains on sale of real estate	(13,157)	—
NOI	$193,560	$163,508
Non-Same Property Portfolio rental income	(58,562)	(22,931)
Non-Same Property Portfolio property exp.	13,439	6,885
Same Property Portfolio NOI	$148,437	$147,462
Straight line rental revenue adjustment	(3,001)	(7,155)
Above/(below) market lease revenue adjustments	(4,872)	(6,437)
Same Property Portfolio Cash NOI	$140,564	$133,870
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2025 Estimate
	Low	High
Net income attributable to common stockholders	$1.31	$1.35
Company share of depreciation and amortization	1.25	1.25
Company share of gains on sale of real estate(1)	(0.19)	(0.19)
Company share of Core FFO	$2.37	$2.41
(1)Reflects the sale of 1055 Sandhill Avenue on March 28, 2025, and the sale of 20 Icon on April 3, 2025.
Occupancy by County:

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Ending Occupancy:
Los Angeles County	88.0%	90.2%	93.6%	94.9%	93.8%
Orange County	88.4%	90.3%	90.6%	88.0%	89.4%
Riverside / San Bernardino County	95.9%	96.0%	93.9%	94.8%	90.9%
San Diego County	89.6%	89.8%	92.3%	92.6%	94.9%
Ventura County	87.7%	91.2%	89.8%	92.5%	92.6%
Total/Weighted Average	89.6%	91.3%	93.0%	93.7%	92.8%

Total Portfolio RSF	50,952,137	50,788,225	50,067,981	49,710,628	49,162,216
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	45,677,963
Uncommenced Renewal Leases - Leased SF(1)	879,063
Uncommenced New Leases - Leased SF(1)	370,018
Leased SF	46,047,981
Percent Leased	90.4%

In-Place ABR(2)	$775,088
ABR Under Uncommenced Leases (in thousands)(2)(3)	8,067
In-Place + Uncommenced ABR (in thousands)(2)	$783,155
In-Place + Uncommenced ABR per SF(2)	$17.01
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of March 31, 2025.
(2)See page 33 for further details on how these amounts are calculated.
(3)Includes $6.9 million of annualized base rent under Uncommenced New Leases and $1.2 million of incremental annualized base rent under Uncommenced Renewal Leases.

First Quarter 2025 Supplemental Financial Reporting Package	Page 37